Exhibit 99.1

For Immediate Release

Ditech Networks Reports Fiscal 2008 Fourth Quarter and Full Year Financial Results

Mountain View, California, May 22, 2008 - Ditech Networks, Inc. (Nasdaq: DITC) reported results for its fiscal 2008 fourth quarter and fiscal year ended April 30, 2008. Revenue for the fourth quarter was $7.7 million, a decrease of $11.5 million, or 60%, from revenue of $19.2 million in the same quarter of the prior fiscal year. Revenue for the year was $35.1 million, a decrease of $48.9 million, or 58%, from revenue of $84.0 million in fiscal 2007.

GAAP net loss for the fiscal 2008 fourth quarter was $68.6 million, which included:

•                              $53.8 million of tax expense relating to establishing a valuation allowance against our deferred tax assets

•                              $4.8 million of inventory related reserves

•                              $4.1 million of write down against auction rate securities

•                              $1.6 impairment of purchased intangibles

GAAP net income was $0.7 million in the same quarter of the prior fiscal year. Fiscal 2008 full year’s net loss was $94.7 million, compared to a net income of $5.3 million in fiscal 2007.

“Our last fiscal year was obviously a challenging one, but we continue to see good opportunities in our core business,” said Todd Simpson, Ditech’s president and CEO. “In my new role over the past eight months, I believe we have right-sized the company and initiated a forward strategy to diversify our markets and products.”

Ditech Networks will discuss its fiscal 2008 financial results and its outlook in today’s conference call (see details later in this release).

Fourth Quarter Fiscal 2008 GAAP Results

•                  Net loss for the fourth quarter of fiscal 2008 of $68.6 million compared to net income of $0.7 million in the same quarter in the prior fiscal year.

•                  Fully diluted net loss per share of $2.64, compared to fully diluted net income per share of $0.02 in the same quarter in the prior fiscal year.

Fourth Quarter Fiscal 2008 Non-GAAP Results

•                  Non-GAAP net loss for the fourth quarter of fiscal 2008 of $12.8 million compared to non-GAAP net income of $1.6 in the prior fiscal year.

•                  Non-GAAP fully diluted net loss per share of $0.49, compared to non-GAAP fully diluted net income per share of $0.05 in the prior fiscal year.

Full Year Fiscal 2008 GAAP Results

•                  Net loss for fiscal 2008 of $94.7 million compared to net income of $5.3 million in the prior fiscal year.

•                  Fully diluted net loss per share of $3.29, compared to fully diluted net income per share of $0.16 in the prior fiscal year.

Full Year Fiscal 2008 Non-GAAP Results

•                  Non-GAAP net loss for fiscal 2008 of $24.0 million compared to non-GAAP net income of $9.8 million in the prior fiscal year.

•                  Non-GAAP fully diluted net loss per share of $0.83, compared to non-GAAP fully diluted net income per share of $0.29 in the prior fiscal year.

A reconciliation of the non-GAAP to GAAP financial measures presented above is included at the end of this press release. These non-GAAP financial measures exclude the effect of stock-based compensation expense, the expense related to amortization of intangible assets, the expense of goodwill and purchased intangibles impairment, the expense of severance and restructuring costs, the tax effects of the excluded amounts and the tax expense for the valuation of deferred tax assets.

First Quarter Fiscal 2009 GAAP Outlook

Based upon expected bookings, timing of shipments and deferred revenues, Ditech Networks expects revenue to be in the range of $6 - $9 million in the first quarter of fiscal 2009. As a function of Ditech’s bookings pipeline, customer and product mix and opportunities, Ditech Networks expects gross margins to be in the range of 62-65%. Ditech Networks expects operating expenses, including an estimated $0.8 million of stock-based compensation expense, to be approximately $9.3 - $9.5 million.

Conference Call

Ditech Networks will host an investor webcast and conference call at 4:30 PM Eastern Time / 1:30 PM Pacific Time today, to review its fiscal 2008 performance and its outlook for the coming quarter. Any member of the public can listen to the conference call by calling the following number: +1 (612) 332-0923. The conference call will also be broadcast live over the Internet and can be accessed by going to either the “Press Room” or “Investors” section of Ditech Networks’ web site home page: http://www.ditechnetworks.com. A replay of the conference call will be available via Ditech Networks’ web site or by calling the digitized replay number at +1 (320) 365-3844. The conference call ID is: 921766. The replay will be available three hours after the call is complete until Ditech Networks’ subsequent earnings announcement.

About Ditech Networks

Ditech Networks is shaping the future of voice quality through continuous innovation and leadership for the world’s communications companies. Ditech’s voice quality solutions are deployed in wireless and wireline networks to optimize every call experience. By delivering consistent, dependable voice quality, Ditech’s products help global communications companies meet the multiple challenges of service differentiation, network expansion, and call capacity. Ditech’s customers include Verizon, Sprint/Nextel, Orascom Telecom, AT&T, China Unicom, Global Crossing and West Corporation. Ditech Networks is headquartered in Mountain View, California. For more information, visit www.ditechnetworks.com.

Forward-Looking Statements

The statements in this press release with respect to Ditech Networks’ first quarter fiscal 2009 projected financial results are forward-looking statements.  Actual results could differ materially as a result of numerous risks and uncertainties, including: timing of orders and timely receipt of payments for Ditech Networks’ voice enhancement and echo cancellation equipment is variable and could affect Ditech Networks’ ability to meet revenue expectations; Ditech Networks may be required to take additional impairment, reserves or valuation charges; shipment of products Ditech Networks expects to ship before the end of the first quarter of fiscal 2009 may be delayed or cancelled due to unexpected factors and events affecting its customers; Ditech Networks may experience weakening in demand for its voice and echo cancellation products; component supply problems may occur as a result of factors beyond its control; infrastructure demand could weaken or remain flat due to a weakening in the economy or for other unanticipated reasons; Ditech Networks’ competitors may develop products that compete favorably with Ditech Networks’ products; Ditech Networks has a limited number of customers, the loss of any one which could cause its revenues to decrease materially; inability to successfully convert Ditech Networks’ trials to customer orders could limit revenue; Ditech Networks uses various sales channels and depending on channel, may cause operating expenses to exceed projected levels; Ditech Networks ability to pursue revenue growth may require additional spending which may exceed projected operating expenses;  as well as those detailed in the section entitled “Future Growth and Operating Results Subject to Risk” in Ditech Networks’ Quarterly Report on Form 10-Q for the quarter ended January 31, 2008 (filed March 11, 2008 with the Securities and Exchange Commission).

Use of Non-GAAP Financial Information

Ditech Networks provides all information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results and in particular, making comparisons to similar companies, may be enhanced by providing additional measures used by management to assess operating results. Internally, Ditech Networks uses calculations of: (i) non-GAAP gross profit and gross margin, which represents gross profit and gross margin excluding the effect of stock-based compensation expense and severance and restructuring costs; (ii) non-GAAP operating expenses, which represent operating expenses excluding the effect of stock-based compensation expense and severance and restructuring costs and, in the case of total operating expenses, expense related to amortization of intangible assets and the expense related to the impairment of goodwill and purchased intangibles; (iii) non-GAAP pre-tax income (loss)and non-GAAP net income (loss), which represents pre-tax income (loss) and net income (loss) excluding the effect of stock-based compensation expense, severance and restructuring cost, expense related to the amortization of intangible assets, the expense related to the impairment of goodwill and purchased intangibles and the tax expense for the valuation of deferred tax assets; and (iv) non-GAAP basic and diluted net income (loss) per share, which represents basic and diluted net income (loss) per share excluding the effect of stock-based compensation expense, severance and restructuring costs, expense related to the amortization of intangible assets, the expense related to the impairment of goodwill and purchased intangibles and the tax expense for the valuation of deferred tax assets. The non-GAAP financial measures also exclude the tax effects of the excluded amounts.

The non-GAAP financial measures contained in this release are included with the intention of providing investors additional understanding of Ditech Networks’ operational results and trends, but should only be used in conjunction with results reported in accordance with GAAP.

Ditech Networks believes that the presentation of these non-GAAP financial measures is warranted for several reasons:

1) Such non-GAAP financial measures provide an additional analytical tool for understanding Ditech Networks’ financial performance by excluding the impact of items which may obscure trends in the core operating performance of the business;

2) Since Ditech Networks has historically reported non-GAAP results to the investment community, Ditech Networks believes the inclusion of non-GAAP numbers provides consistency and enhances investors’ ability to compare Ditech Networks’ performance across financial reporting periods;

3) These non-GAAP financial measures are employed by Ditech Networks’ management in its own evaluation of performance and are utilized in financial and operational decision making processes, such as budget planning and forecasting; and

4) These non-GAAP financial measures facilitate comparisons to the operating results of other companies in Ditech Networks’ industry, which use similar financial measures to supplement their GAAP results, thus enhancing the perspective of investors who wish to utilize such comparisons in their analysis of Ditech Networks’ performance.

As stated above, Ditech Networks presents non-GAAP financial measures because it considers them to be important supplemental measures of performance. However, non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for Ditech Networks’ GAAP results. In the future, Ditech Networks expects to incur expenses similar to the non-GAAP adjustments described above and expects to continue reporting non-GAAP financial measures excluding such items. Some of the limitations in relying on non-GAAP financial measures are:

•                  Ditech Networks’ stock option and stock purchase plans are important components of incentive compensation arrangements and will be reflected as expenses in Ditech Networks’ GAAP results for the foreseeable future under SFAS 123R.

•                  Amortization of intangibles, though not directly affecting Ditech Networks’ current cash position, represents the loss in value as the technology in Ditech Networks’ industry evolves, is advanced or is replaced over time. The expense associated with this loss in value is not included in the non-GAAP net income (loss) presentation and therefore does not reflect the full economic effect of the ongoing cost of maintaining Ditech Networks’

current technological position in the company’s competitive industry which is addressed through the company’s research and development program.

•                  Restructuring charges reflect a real cost of doing business and reacting to market forces, and by eliminating these charges the non-GAAP financial measures do not reflect these costs of doing business.

•                  Other companies, including other companies in Ditech Networks’ industry, may calculate non-GAAP financial measures differently than the company, limiting their usefulness as a comparative measure.

Press Contact:	Investor Contact:
Rob Adler	Bill Tamblyn
PR@vantage for Ditech Networks	Ditech Networks
+1 415-984-1970 x104	+1 650-623-1309
radler@pr-vantage.com

Ditech Networks, Inc.

Consolidated Statements of Operations

For the Three and Twelve Month Periods Ended April 30, 2008 and 2007

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended April 30,		Twelve Months Ended April 30,
	2008	2007	2008	2007

Revenue	$7,746	$19,209	$35,089	$84,004

Cost of goods sold	7,535	5,793	19,595	27,140

Gross profit	211	13,416	15,494	56,864

Operating expenses:
Sales and marketing	4,741	6,106	19,103	24,496
Research and development	3,667	5,120	17,881	20,835
General and administrative	1,932	2,127	9,285	8,534
Amortization of purchased intangibles	246	246	985	985
Impairment of goodwill and purchased intangibles	1,270	—	17,693	—

Total operating expenses	11,856	13,599	64,947	54,850

Income (loss) from operations	(11,645)	(183)	(49,453)	2,014

Other income, net	(3,418)	1,661	676	6,689

Income (loss) before provision for income taxes	(15,063)	1,478	(48,777)	8,703

Provision for income taxes	53,504	761	45,876	3,385

Net income (loss)	$(68,567)	$717	$(94,653)	$5,318

Basic net income (loss) per share:	$(2.64)	$0.02	$(3.29)	$0.16
Diluted net income (loss) per share	$(2.64)	$0.02	$(3.29)	$0.16

Weighted shares used in per share calculation:
Basic	25,956	32,749	28,805	32,579
Diluted	25,956	34,197	28,805	34,020

Stock-based compensation expense allocated by function was as follows:
Cost of goods sold	$84	$85	$380	$370
Sales and marketing	328	786	1,618	2,714
Research and development	205	316	1,127	1,951
General and administrative	192	197	1,274	1,124
Total	$809	$1,384	$4,399	$6,159

Ditech Networks, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

For the Three and Twelve Month Periods Ended April 30, 2008 and 2007

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended April 30,		Twelve Months Ended April 30,
	2008	2007	2008	2007

GAAP gross profit	$211	$13,416	$15,494	$56,864
Add back severance and restructuring costs	—	—	72	—
Add back stock-based compensation	84	85	380	370
Non-GAAP gross profit	$295	$13,501	$15,946	$57,234

GAAP gross margin	2.7%	69.8%	44.2%	67.7%
Add back severance and restructuring costs	0.0%	0.0%	0.2%	0.0%
Add back stock-based compensation	1.1%	0.5%	1.0%	0.4%
Non-GAAP gross margin	3.8%	70.3%	45.4%	68.1%

GAAP sales and marketing expense	$4,741	$6,106	$19,103	$24,496
Deduct severance and restructuring costs	(33)	—	(309)	—
Deduct stock-based compensation	(328)	(786)	(1,618)	(2,714)
Non-GAAP sales and marketing expense	$4,380	$5,320	$17,176	$21,782

GAAP research and development expense	$3,667	$5,120	$17,881	$20,835
Deduct severance and restructuring costs	21	—	(892)	—
Deduct stock-based compensation	(205)	(316)	(1,127)	(1,951)
Non-GAAP research and development expense	$3,483	$4,804	$15,862	$18,884

GAAP general and administrative expense	$1,932	$2,127	$9,285	$8,534
Deduct severance and restructuring costs	—	—	(504)	—
Deduct stock-based compensation	(192)	(197)	(1,274)	(1,124)
Non-GAAP general and administrative expense	$1,740	$1,930	$7,507	$7,410

GAAP total operating expenses	$11,856	$13,599	$64,947	$54,850
Deduct:
Severance and restructuring costs	(12)	—	(1,705)	—
Stock-based compensation expense	(725)	(1,299)	(4,019)	(5,789)
Amortization of purchased intangibles	(246)	(246)	(985)	(985)
Impairment of goodwill and purchased intangibles	(1,270)	—	(17,693)	—
Non-GAAP total operating expenses	$9,603	$12,054	$40,545	$48,076

GAAP income (loss) from operations	$(11,645)	$(183)	$(49,453)	$2,014
Addback severance and restructuring costs, stock-based compensation expense, amortization of purchased intangibles, and impairment of goodwill and purchased intangibles	2,337	1,630	24,854	7,144
Non-GAAP income (loss) from operations	$(9,308)	$1,447	$(24,599)	$9,158

GAAP income (loss) before provision for income taxes	$(15,063)	$1,478	$(48,777)	$8,703
Addback severance and restructuring costs, stock-based compensation expense and amortization of purchased intangibles, and impairment of goodwill and purchased intangibles	2,337	1,630	24,854	7,144
Non-GAAP income (loss) before provision for income taxes	$(12,726)	$3,108	$(23,923)	$15,847

GAAP provision for income taxes	$53,504	$761	$45,876	$3,385
Addback tax valuation allowance	(53,846)	—	(48,900)	—
Deduct the tax impact of eliminating severance and restructuring costs, stock-based compensation expense, amortization of purchased intangibles, and impairment of goodwill and purchased intangibles	427	791	3,100	2,695
Non-GAAP provision for income taxes	$85	$1,552	$76	$6,080

GAAP net income (loss)	$(68,567)	$717	$(94,653)	$5,318
Addback severance and restructuring costs, stock-based compensation expense, amortization of purchased intangibles, impairment of goodwill and purchased intangibles, and adjustment to tax provision	55,756	839	70,654	4,449
Non-GAAP net income (loss)	$(12,811)	$1,556	$(23,999)	$9,767

GAAP diluted net income (loss) per share	$(2.64)	$0.02	$(3.29)	$0.16
Addback severance and restructuring costs, stock-based compensation expense, amortization of purchased intangibles, impairment of goodwill and purchased intangibles, and adjustment to tax provision (benefit)	2.15	0.03	2.46	0.13
Non-GAAP diluted net income per share	$(0.49)	$0.05	$(0.83)	$0.29

Shares used in computing net income (loss) per share
Diluted-GAAP	25,956	34,197	28,805	34,020
Diluted-Non-GAAP	25,956	34,197	28,805	34,020

Ditech Networks, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	April 30,	April 30,
	2008	2007

Assets
Cash, cash equivalents and investments	$65,661	$134,539
Accounts receivable, net	5,294	10,324
Inventories	13,692	13,353
Deferred income taxes	—	45,828
Property and equipment, net	5,493	5,781
Purchased intangibles	139	2,394
Goodwill	—	12,637
Other assets	851	1,528
Total Assets	$91,130	$226,384

Liabilities and Stockholders’ Equity
Accounts payable	$2,130	$2,659
Accrued expenses	5,447	7,553
Deferred revenue	1,274	3,424
Income taxes payable	229	803

Total Liabilities	9,080	14,439

Stockholders’ equity	82,050	211,945

Total Liabilities and Stockholders’ Equity	$91,130	$226,384